EXHIBIT 99.1

CytRx to Receive $3.8 Million from Sale of RXi Pharmaceuticals
Common Stock

– Balance Sheet Cash of CytRx Increased With No Stockholder Dilution –

– CytRx Maintains 28% Equity Interest in RXi Shares –

LOS ANGELES (March 23, 2010) – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical company specializing in oncology, today announced that it has entered into a definitive agreement with RXi Pharmaceuticals Corporation (NASDAQ: RXII) under which RXi will buy back 675,000 of the RXi common shares held by CytRx at a price of approximately $5.70 per share, resulting in immediate cash proceeds of approximately $3.8 million to CytRx.  The RXi share buyback agreement will be completed in conjunction with a $16.2 million registered direct offering of RXi shares and warrants, which was announced today by RXi.  The agreement with CytRx also allows for CytRx’s possible sale to RXi of up to an additional 135,000 shares of CytRx’s RXi shares to the extent warrants sold by RXi in its registered direct offering are exercised.  The sale price of any additional CytRx shares would be equal to the $6.00 exercise price per share of the RXi warrants.  Upon completion of the buyback and RXi’s registered direct offering, CytRx will continue to own approximately 5.1 million RXi shares, or 28% of RXi’s outstanding shares following these transactions.

“This sale of our RXi shares reflects the ongoing successful execution of our strategy to use the value of our RNAi shares to fund internal oncology clinical development programs at CytRx,” said Steven A. Kriegsman, CytRx President and CEO.

“The fact that we were able to infuse the company with additional cash with no dilution to our stockholders represents the achievement of one of our key goals for 2010.  We have a very aggressive agenda this year with plans to commence up to five Phase 2 clinical trials with our oncology drug candidates INNO-206 and bafetinib, and to move forward with our clinical development of tamibarotene as a treatment for acute promyelocytic leukemia.”

“Upon completion of its direct offering, RXi will be well positioned to advance its RNAi therapeutic platform, which is beneficial to CytRx and its shareholders given our continued 28% stake in RXi,” he added.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the ability to obtain regulatory approval for clinical testing of INNO-206, bafetinib, tamibarotene, the scope of clinical testing that may be required by regulatory authorities and the timing and outcome of further clinical trials, the risk that any future human testing of INNO-206 for pancreatic cancer, gastric cancer or soft tissue sarcomas, bafetinib for B-CLL, tamibarotene for APL, arimoclomol for ALS or stroke, or iroxanadine, might not produce results similar to those seen in past human or animal testing, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's ability to enter into partnerships or other transactions to advance the clinical development of its portfolio of drug candidates, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and d evelopment efforts, including any future clinical development of INNO-206, bafetinib, tamibarotene, or the Company's molecular chaperone drug candidates, risks related to the future market value of CytRx's investment in RXi and the liquidity of that investment, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information:
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com